EXHIBIT B

                                MERGER AGREEMENT









                          AGREEMENT AND PLAN OF MERGER
                                     by and
                                      among


                              Michelex Corporation
                               a Utah corporation,

                                Stradaveri, Inc.,
                            a California corporation


                                       and


                            Hindsight Records, Inc.,
                            a California corporation

                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


  SCHEDULES

  Company Disclosure Schedule

  Schedule 4.2(d)   PRCO Financial Statements

  Schedule 4.2(i)   PRCO Legal Proceedings

  Schedule 4.2(g)   PRCO Liabilities

  Schedule 4.2(m)   PRCO Absence of Certain Changes or Events

  Schedule 4.2(n)   PRCO Compliance with Law


    EXHIBITS

  Exhibit 6.1(a)    Company Certified Resolutions

  Exhibit 6.1(b)    Opinion of Counsel to the Company

  Exhibit 6.1(c)    Opinion of Special Securities Counsel to Company re
                    Rule 504

  Exhibit 6.1(e)    Acquisition Certified Resolutions

  Exhibit 6.1(f)    Company Officer's Certificate

  Exhibit 6.1(h)    Acquisition Officer's Certificate

  Exhibit 6.1(j)    Registration Rights Agreement

  Exhibit 6.1(k)    Security Agreement

  Exhibit 6.1(l)    Irrevocable Letter of Instruction to Transfer Agent

  Exhibit 6.2(a)    PRCO Certified Resolutions

  Exhibit 6.2(b)    Opinion of PRCO counsel

  Exhibit 6.2(c)    Opinion of Special Securities Counsel to PRCO re
                    Rule 504

  Exhibit 6.2(e)    PRCO Officer's Certificate

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 30, 2004, by and among Michelex Corporation, a Utah corporation (the "Company"), Stradaveri, Inc., a California corporation ("Acquisition") and Hindsight Records, Inc., a California corporation ("PRCO").

                                    RECITALS

     WHEREAS, the Company and PRCO desire to merge Acquisition with and into PRCO whereby PRCO shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

     WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and PRCO have each approved the merger of Acquisition with and into PRCO (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the California Corporation Law (the "CCL").

     WHEREAS, the stockholder of PRCO desires to exchange all of its shares of the capital stock of PRCO (the "PRCO Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

     WHERAS, just prior to the Merger, PRCO's 5% Secured Convertible Debentures Due December 29, 2006 in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures") are convertible into shares of PRCO common stock, par value $100.00 (the "PRCO Common Stock") (the "PRCO Underlying Shares"), pursuant to the terms of the PRCO Debentures and the Purchase Agreement (as defined below) and upon the consummation of the Merger will be convertible into an equivalent number of shares of the Company's common stock, par value $0.001 per share (the "Company Common Stock") (the "Company Underlying Shares");

     WHEREAS, upon the effectiveness of the Merger and pursuant to the terms of this Agreement and the Purchase Agreement, the obligation to issue Company Underlying Shares will be substituted for the obligation to issue the PRCO Underlying Shares, the Company will assume the obligations, jointly and severally, with PRCO under the PRCO Debentures and the Company will assume the obligations of PRCO under that certain Convertible Debenture Purchase Agreement dated even date herewith between PRCO and Highgate House, LLC ("Highgate") (the "Purchase Agreement") and PRCO will be released from certain of such obligations; and

     WHEREAS, all defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the CCL, Acquisition shall be merged with and into PRCO pursuant to the Merger. Following the Merger, PRCO shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the Forty (40) issued and outstanding shares of the PRCO Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio (as defined below) and (ii) each share of Acquisition's issued and outstanding shares of common stock, par value [$.001] per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $[ ], of the Surviving Corporation (the "Surviving Corporation Common Stock").

     1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of California certificate of merger or similar document (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the CCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of the State of the State of California. The time of such filing shall be referred to herein as the "Effective Time."

     1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and PRCO and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and PRCO shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and PRCO, including, without limitation, the performance of all obligations and duties of PRCO pursuant to the Purchase Agreement, the PRCO Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation (except as assumed by the Company) without further act or deed, all in the manner and to the full extent provided by the CCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

     1.4 Certificate of Incorporation. The Certificate of Incorporation of PRCO, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

     1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and PRCO, the By-laws of PRCO shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

     1.6 Directors. The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.7 Officers. The officers of Acquisition at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

     1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.

                                   ARTICLE II

           CONVERSION OF PRCO SHARES AND ASSUMPTION OF PRCO DEBENTURES

     2.1 Conversion and Cancellation of PRCO Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or PRCO or the holders of any shares of the capital stock of Acquisition or PRCO:

                  (a) Subject to the provisions of Sections 2.4 and 2.5, each share of PRCO Capital Stock (the "PRCO Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b) shall be converted into [0.01] (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each PRCO Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any PRCO Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefor upon the surrender of such certificate, properly endorsed to the Company.

                  (b) Each share of PRCO Capital Stock held in the treasury of the PRCO and each share of PRCO Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

                  (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

     2.2 [Intentionally left blank].

     2.3 [Intentionally left blank].

     2.4 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or PRCO Common Stock, any change or conversion of Company Common Stock or PRCO Common Stock or into other securities or any other dividend or distribution with respect to the Company Common Stock or PRCO Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

     2.5 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

     2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either PRCO or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either PRCO or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of PRCO or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of PRCO or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2.7 PRCO Debentures. (a) As of the Effective Time, the Company assumes, jointly and severally with PRCO, all of the obligations and responsibilities under the PRCO Debentures to the holder or holders of the PRCO Debentures.

                  (b) At the Effective Time, (i) all references in the PRCO Debentures to "Company Common Stock" (as defined in the PRCO Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the "Company" (as defined in the PRCO Debentures) in the PRCO Debentures shall be read as references to the "Company" (as defined herein) as if the PRCO Debentures were issued on the date the PRCO Debentures were issued, by the Company (as defined herein), specifically including all calculations in the PRCO Debentures such as the determination of the conversion price, the Conversion Price, the Fixed Conversion Price and the Floating Conversion Price. The Exchange Ratio (as defined herein) shall have no effect on the PRCO Debentures or the assumption thereof by the Company (as defined herein).

                  (c) At the Effective Time, PRCO shall assign and the Company shall assume all of PRCO's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of PRCO on the date thereof. At the Effective Time, all references to the "Company" (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the "Company" (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the PRCO Debentures under the Purchase Agreement against the "Company" (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

                  (d) The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) the date all of the PRCO Convertible Debentures have been converted into Company Common Stock Shares or redeemed and (ii) three (3) years from the date the PRCO Debentures were issued.

                  (e) The current and future holders of the PRCO Debentures shall be third party beneficiaries of this Agreement. There shall be no other third party beneficiaries to this Agreement or any part hereof.

                  (f) Upon the effectiveness of the Merger and in accordance with this Section 2.7 hereof, the Company shall substitute the Company Underlying Shares for the PRCO Underlying Shares with regard to all of the rights and obligations, specifically including the conversion rights, under the PRCO Debentures.

                                   ARTICLE III

                                     CLOSING

          Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Post-Closing") shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Closing Date under the Purchase Agreement (except if such 10th day is not a Business Day, then the next Business Day) (the "Post-Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


          4.1 Representations and Warranties of the Company and Acquisition. Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to PRCO prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to PRCO, all of which shall survive the Post-Closing, subject to the limitations set forth in Section
8.1 hereof:

                  (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and, upon the Post-Closing the PRCO Debentures. Company has no subsidiaries other than Acquisition and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Authority; No Conflict.

                    i. This Agreement and any agreement executed in connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.

                    ii. Neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                    a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;

                    b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

                    c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the PRCO Debentures (once assumed by Company) or any Applicable Contract;

                    d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                    e. cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax; or

                    f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions, if any.

               (c)  Capitalization.  The  capitalization  of the  Company  as of
September 30, 2004 is as set forth in the Form 10-QSB for the period ended September 30, 2004, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)) or (ii) outstanding warrants, options or other securities disclosed in the Reports, except as set forth on Company Disclosure Schedule. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in the Reports, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.

               (d) Financial Statements. The Company has delivered or made available to PRCO copies of its Form 10-KSB Annual Report for the fiscal year ended December 31, 2003 and copies of its quarterly reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

               (e) SEC Filings. The Company has filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (f) Absence of Material Adverse Change. Since the date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               (g) Issuance of Company Securities. The Company Common Stock, and when issued in accordance with this Agreement, the Purchase Agreement and the PRCO Debentures, the Company Underlying Shares, shall be duly authorized, validly issued, fully-paid and nonassessable. The Company currently has, and at all times while the PRCO Debentures are outstanding will maintain, an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and the PRCO Debentures. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.

               (h) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities (i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with GAAP or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

                    (i) Taxes.

                    i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

                    ii. All tax returns filed by the Company are true, correct and complete in all material respects.

               (j) Employee Benefits. Except as disclosed in the Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a Material Adverse Effect.

               (k) Governmental Authorizations. The Company, Acquisition and the Subsidiaries have all permits that are legally required to enable them to conduct their business in all material respects as now conducted.

               (l) Legal Proceedings; Orders.

                  i. Except as set forth in the Reports, there is no material pending Proceeding:

                    a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                    b.  that  challenges,   or  that  may  have  the  effect  of
preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                  ii. Except as set forth in the Reports:

                    a. there is no material Order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

                    b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

               (m) Absence of Certain Changes and Events. Except as set forth in the Reports, since the date of the most recent Company Balance Sheets, except as heretofore set forth, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, and other than as contemplated by this Agreement or the Contemplated Transactions there has not been any:

                  i. change in the authorized or issued capital of the Company, including the Company Common Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;

                  iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

                  iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect;

                  v. entry into any transaction other than in the Ordinary Course of Business;

                  vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

                  viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                  ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or

                  x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.

               (n) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement.

               (o) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

               (p) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.2 Representations and Warranties of PRCO. PRCO hereby makes the following representations and warranties to the Company, all of which shall survive the Post-Closing, subject to the limitations set forth in Section 8.2 hereof:

               (a) Organization, Good Standing and Purpose. PRCO is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. PRCO has no subsidiaries. PRCO is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect. PRCO was formed to assist small communications companies with their growth strategies.

               (b) Authority; No Conflict.

                    i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of PRCO and constitute the legal, valid and binding obligations of PRCO, enforceable against PRCO in accordance with their respective terms. PRCO has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.

                    ii Neither the execution and delivery of this Agreement by PRCO, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                    a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of PRCO or (y) any resolution adopted by the board of directors or the stockholders of PRCO;

                    b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which PRCO or any of the assets owned or used by PRCO may be subject;

                    c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the Purchase Agreement, the PRCO Debentures or any Applicable Contract;

                    d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by PRCO;

                    e. cause PRCO to become subject to, or to become liable for the payment of, any tax; or

                    f. cause any of the assets owned by PRCO to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

                   iii. PRCO is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, other than the requisite approval of its stockholders, Cynthia Cassell ( the "PRCO Stockholder"), which approval has been obtained.

               (c) Capitalization. The entire authorized PRCO Capital Stock consists of 1,000 shares PRCO Common Stock, of which 40 shares are issued and outstanding and held by the PRCO Stockholder. With the exception of the PRCO Common Stock Shares and the PRCO Debentures, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the PRCO Common Stock Shares, other than applicable Securities Act legends. The PRCO Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the PRCO Debentures and the agreements relating thereto set forth in the Purchase Agreement, there are no outstanding options, voting agreements or arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of PRCO Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which PRCO is or may become bound to issue additional shares of PRCO Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of PRCO Capital Stock or other securities. Except as set forth in this Section 4.2(c), PRCO has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding PRCO Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. PRCO does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The PRCO Underlying Shares have been duly authorized, validly issued, fully paid and are nonassessable pursuant to the escrow agreement between PRCO, Highgate and the Escrow Agent (the "PRCO Escrow Agreement").

               (d) Financial Statements. PRCO has delivered to the Company a balance sheet of PRCO as at November 30, 2004 (the "PRCO Balance Sheet"), and a statement of operations for the period from July 1, 2004 to November 30, 2004. Such financial statements were prepared in accordance with GAAP, are set forth in Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of PRCO as at November 30, 2004 of and for the period then ended.

               (e) Absence of Material Adverse Change. Since the date of the most recent PRCO Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on PRCO.

               (f) Books and Records. The books of account, minute books, stock record books, and other records of PRCO, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Post-Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of PRCO contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of PRCO.

               (g) No Undisclosed Liabilities. There are no material undisclosed liabilities of PRCO, whether absolute, accrued, contingent, or otherwise, other than the PRCO Debentures and as set forth in Schedule 4.2(g).

               (h) Title to Properties; Encumbrances. PRCO has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the PRCO Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the PRCO Balance Sheet.

               (i) Legal Proceedings; Orders.

                    i. Except as set forth in Schedule 4.2(i) hereto, there is no pending Proceeding:

                    a. that has been commenced or threatened by or against PRCO or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, PRCO; or

                    b.  that  challenges,   or  that  may  have  the  effect  of
preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                    ii. Except as set forth in Schedule 4.2(i) hereto:

                    a. there is no Order to which PRCO, or any of the assets owned or used by PRCO, is subject; and

                    b. no officer, director, agent, or employee of PRCO is subject to any Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of PRCO.

               (j) Brokers or Finders. PRCO has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, other than what has been disclosed.

               (k) No Default or Violation. Schedule 4.2(k) hereto lists each contract, agreement and commitment to which PRCO is a party or otherwise bound (each, an "PRCO Contract") or has any obligation or liability pursuant thereto. PRCO (i) is in compliance with all terms and requirements of each PRCO Contract and (ii) is not in violation of any Legal Requirement.

               (l) Taxes.

               i. PRCO has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. PRCO has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by PRCO, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the PRCO Balance Sheets.

               ii. All tax returns filed by PRCO are true, correct and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of PRCO.

               (m) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.2(m) hereto, since the date of the PRCO Balance Sheet, PRCO has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on PRCO's business or operations, and there has not been any:

                  i. change in the authorized or issued capital stock of PRCO; grant of any stock option or right to purchase shares of capital stock of PRCO; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of PRCO;

                  iii. damage to or destruction or loss of any asset or property of PRCO, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of PRCO;

               iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of PRCO;

                  v. entry into any transaction other than in the Ordinary Course of Business;

                  vi. entry into, termination of, or receipt of written notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale, lease, or other disposition of any asset or property of PRCO or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of PRCO;

                  viii. cancellation or waiver of any claims or rights with a value to PRCO in excess of $10,000;

                  ix. material change in the accounting methods used by PRCO;

                  x. accrual or payment of any salaries or other compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;

                  xi. debt or other liability incurred, other than the PRCO Debentures; or

                  xii. agreement, whether oral or written, by PRCO to do any of the foregoing, other than the Purchase Agreement.

               (n) Compliance with Law. Except as set forth in Schedule 4.2(n) hereto:

                  i. PRCO has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and

                  ii. PRCO has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

                  (iii) PRCO has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.


               (o) Environmental Laws. PRCO has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of PRCO, PRCO is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of PRCO, threatened, actions, suits or proceedings against PRCO or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

               (p) Intellectual Property. (i) PRCO owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of PRCO.

                  (ii) To the best knowledge of PRCO, PRCO has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. PRCO has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. PRCO has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that PRCO must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of PRCO, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of PRCO.

               (q) Employees. (a) PRCO has 3 employees and Cynthia Cassell, who is the President and Chief Executive Officer of PRCO; (b) all employees have been fully paid for all services rendered by them to PRCO in their capacity as employees of PRCO and are owed no further salary or compensation in connection therewith; (c) PRCO has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and PRCO is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (d) PRCO believes that PRCO's relations with its employees is satisfactory; (e) there are no controversies pending or, to the best knowledge of PRCO, threatened between PRCO and any of its employees or former employees; (f) PRCO is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by PRCO, nor, to the best knowledge of PRCO, are there any activities or proceedings of any labor union to organize any such employees; (g) there are no unfair labor practice complaints pending against PRCO before the National Labor Relations Board or any current union representation questions involving employees of PRCO; (h) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of PRCO, threatened, by or with respect to any employees of PRCO; (i) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to PRCO; (j) there are no claims pending against PRCO before any workers' compensation board; (k) PRCO has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to PRCO and, to the best knowledge of PRCO, no such investigation is in progress; and (l) PRCO has no consultants or independent contractors.

               (r) Employee Benefit Plans. There are no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, or contributed to, by PRCO for the benefit of any current or any former employees, officers or directors of PRCO.

               (s) Rule 504 Securities. The PRCO Debentures (which include the Escrow Shares for the PRCO Underlying Shares) were sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Section 80A.15.2(g) of the Minnesota Statutes, 1986 (the "Minnesota Act") and Administrative Rule 2875.0170, to an accredited investor residing in the State of Minnesota. Accordingly, at the Effective Time and pursuant to Rule 504, the Minnesota Act, and Section 3(a)(9) of the Securities Act, the PRCO Debentures (which include the Company Escrow Shares for the Company Underlying Shares) shall continue to be without restriction and shall be freely tradable in accordance with Rule 504.

                                    ARTICLE V

                                    COVENANTS

          5.1 Covenants of the Company and Acquisition.

               (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, each of the Company and Acquisition shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

                  iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the PRCO Debenture Holder;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the PRCO Debenture Holder except as may be required by pre-existing commitments disclosed herein or in the Reports;

                  v. not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                  vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

                  viii.  report   periodically  to  the  PRCO  Debenture  Holder
concerning the status of the business and operations of the Company upon the reasonable request of the PRCO Debenture Holder; and

                  ix.  confer  with  the  PRCO   Debenture   Holder   concerning
operational matters of a material nature upon the reasonable request of the PRCO Debenture Holder.

               (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Post-Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

               (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of PRCO where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.

               (d) Access to Additional Agreements and Information. Prior to the Post-Closing Date, the Company and Acquisition shall make available to the PRCO Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material to the Company's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound.

          5.2 Covenants of PRCO.

                  (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, PRCO shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of PRCO, keep available the services of the current officers, employees and agents of PRCO, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with PRCO;

                  iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and PRCO Debenture Holder;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and PRCO Debenture Holder;

                  v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                  vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause representation or warranty of PRCO in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice;

                  viii.  report   periodically  to  the  Company  and  the  PRCO
Debenture  Holder  concerning the status of the business and operations of PRCO;
and

                  ix. confer with the Company and the PRCO Debenture Holder concerning operational matters of a material nature.

               (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, PRCO shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. PRCO shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to PRCO or afford access to any of the books, records or other properties of PRCO to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the PRCO's business.

               (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, PRCO shall:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on PRCO with respect to the Contemplated Transactions by this Agreement and cooperate with the Company regarding the same; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of PRCO and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by PRCO in connection with the Contemplated Transactions by this Agreement.

               (d) Actions by PRCO. PRCO shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

               (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of PRCO, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of PRCO will be entered into, issued, granted or created.

               (f) Access to Additional Agreements and Information. Prior to the Post-Closing Date, PRCO shall make available to the Company and PRCO Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of PRCO's business, including without limitation, those contracts to which PRCO is a party and those by which its business or any of PRCO's assets are bound.

               (g) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, PRCO shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on PRCO with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of PRCO and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by PRCO in connection with the Contemplated Transactions by this Agreement.

          5.3 Governmental Filings and Consents. The Company, Acquisition and PRCO shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or PRCO and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

          5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the PRCO Debenture Holder and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without the PRCO Debenture Holder's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, the PRCO Debenture Holder receives a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, the PRCO Debenture Holder and the Company receives a copy of such release as long as reasonably practical before it is issued.

          5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Post-Closing Date. Such tax returns shall be timely filed by the Company. PRCO shall cooperate with said officers in the preparation of such tax returns.

                                   ARTICLE VI

                                   CONDITIONS

          6.1 Conditions to Obligations of PRCO. The obligation of PRCO to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions, any of which may be waived by PRCO in its sole discretion:

               (a) Copies of Resolutions. At the Post-Closing (i) the Company shall have furnished PRCO with a certificate of its CEO or President, as the case may be, in the form of Exhibit 6.1(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished PRCO with a certificate of its CEO or President, as the case may be, in the form of Exhibit 6.1(e) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

               (b) Opinion of Company's Counsel. The Company shall have furnished to PRCO, at the Post-Closing, an opinion of its legal counsel, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(b) annexed hereto.

               (c) Opinion of Company's Special Securities Counsel. The Company shall have furnished to PRCO, at the Post-Closing, with an opinion of the special securities counsel to the Company, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(c) annexed hereto.

               (d) [Intentionally left blank]

               (e) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Post-Closing Date.

               (f) Delivery of Certificate. (A) The Company shall have delivered to PRCO a certificate, in the form of Exhibit 6.1(f) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to PRCO a certificate, in the form of Exhibit 6.1(h) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in
Section  4.1 were and are true,  correct  and  complete  as  required by Section
6.1(e).

               (g) Consents and Waivers. At the Post-Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the PRCO Debenture Holder.

               (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to PRCO. On the Post-Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Contemplated Transactions.

               (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, the Company and Acquisition shall have made available or delivered to PRCO all of the agreements, contracts, documents and other instruments requested by PRCO.

               (j) Delivery of Registration Rights Agreement. The Company shall have delivered to Highgate a fully executed Registration Rights Agreement, in the form of Exhibit 6.1(j) annexed hereto, dated the Post-Closing Date.

               (k) Delivery of Security Agreement. The Company shall have delivered to Highgate a fully executed Security Agreement, in the form of
Exhibit 6.1(k) annexed hereto, dated the Post-Closing Date.

               (l) Delivery of Instruction Letter. The Company shall have delivered to Highgate a fully executed Irrevocable Letter of Instruction to Transfer Agent (the "Instruction Letter"), in the form of Exhibit 6.1(l) annexed hereto, dated the Post-Closing Date.

          6.2 Conditions to Obligations of the Company and Acquisition. The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:

               (a) Copies of Resolutions. At the Post-Closing, PRCO shall have furnished the Company with a certificate of its President, in the form of
Exhibit 6.2(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of PRCO authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable PRCO to comply with the terms of this Agreement.

               (b) Opinion of PRCO's Counsel. PRCO shall have furnished to the Company, at the Post-Closing, with an opinion of counsel to PRCO, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(b) annexed hereto.

               (c) Opinion of PRCO's Special Securities Counsel. PRCO shall have furnished to the Company, at the Closing, with an opinion of the special securities counsel to PRCO dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(c) annexed hereto.

               (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of PRCO was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. PRCO shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by PRCO at or prior to the Post-Closing Date.

               (e) Delivery of Certificate. PRCO shall have delivered to the Company a certificate, in the form of Exhibit 6.2(e) annexed hereto, dated the Post-Closing Date and signed by the CEO or President of PRCO, affirming that the representations and warranties of PRCO as set forth in Section 4.2 were and are true, correct and complete and PRCO's agreements and covenants have been performed as required by Section 6.2(d).

               (f) Compliance with Rule 504. In connection with the issuance of the Securities by PRCO under the Purchase Agreement, on or prior to the Post-Closing Date PRCO shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and PRCO shall have delivered to the Company at the Post-Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.

               (g) Consents and Waivers. On or prior to the Post-Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

               (h)  Litigation.  On the  Post-Closing  Date,  there  shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to PRCO issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or PRCO. On the Post-Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

               (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, PRCO shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

          7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto. 7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

          7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

          7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Post-Closing Date:

               (a) by PRCO if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

               (b) by the Company or Acquisition if: (i) any of the representations and warranties of PRCO or the PRCO Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) PRCO or the PRCO Stockholder shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

          7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

          7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

          8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Post-Closing hereunder and shall thereafter survive until the earlier of (i) the fourth anniversary of the Post-Closing Date and (ii) the date of the PRCO Debentures have been fully converted or otherwise cease to be outstanding (the "Conversion Date") and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary or Conversion Date.

          8.2 Survival of Representations and Warranties of PRCO. All representations and warranties of PRCO shall terminate upon the Closing except to the extent that notice of PRCO's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

          8.3  Obligation  of the Company to  Indemnify.  The Company  agrees to
indemnify,  defend  and  hold  harmless  PRCO  (and  its  directors,   officers,
employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

          8.4 Obligation of and PRCO to Indemnify. PRCO agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of PRCO contained in this Agreement or (ii) breach by PRCO of any covenant or agreement contained in this Agreement.

          8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

               (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the

Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

     The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

     "Applicable Contract" means any Contract (a) to which the Company is a party and under which the Company has or may acquire any material rights, (b) under which the Company or PRCO, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company or PRCO, as the case may be, or any of the material assets owned or used by it is or may become bound.

     "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

          (1) the Merger; and

          (2) the performance by the parties of their respective covenants and obligations under this Agreement.

     "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

     "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

     "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

     "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

     "Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or PRCO (when used in Section 4.2), taken as a whole with any subsidiaries.

     "Order" means any award,  decision,  injunction,  judgment,  order, ruling,
subpoena  or  verdict   entered,   issued,   made  or  rendered  by  any  court,
administrative agency or other governmental body or by any arbitrator.

     "Ordinary Course of Business" means an action taken by a Person where:

          (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational   Documents"   means  the   articles  or   certificate   of
incorporation and the by-laws of a corporation and any amendment thereto.

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

          10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

          10.3 Assignment. Neither the Company nor PRCO shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the PRCO Debenture Holder.

          10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

          10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

          10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

          10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:

                  If to PRCO prior to
                  Post-Closing:             Hindsight Records, Inc.

                                            63 Trade Road
                                            Massena, New York  13662
                                            Attention: Cynthia Cassell, CEO
                                            Tel: (315) 769-6616
                                            Fax:  (315) 764-9412

                  If to PRCO after          Hindsight Records, Inc.
                  Post-Closing:             Massena, New York  13662
                                            Attention: CEO
                                            Tel: (315) 769-6616
                                            Fax:  (315) 764-941


                  If to Acquisition:        Stradaveri, Inc.
                                            63 Trade Road
                                            Massena, New York 13662
                                            Attention: Thomas Gramuglia, CEO
                                            Tel: (315) 769-6616
                                            Fax:  (315) 764-941

                  If to the Company:        Michelex Corporation
                                            63 Trade Road
                                            Massena, New York 13662
                                            Attention: Thomas Gramuglia, CEO
                                            Tel: (315) 769-6616
                                            Fax:  (315) 764-941


or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

          10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

          10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

          10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.


                                  MICHELEX CORPORATION


                                  By:  ____________________________
                                       Ginette Gramuglia, President


                                  Hindsight Records, Inc.



                                  By:  ____________________________
                                       Cynthia Cassell, President

                                  STRADAVERI, INC.


                                  By:  _____________________________
                                       Thomas Gramuglia, President

                                 EXHIBIT 6.1(j)

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") dated as of December 30, 2004, by and between Michelex Corporation, a Utah corporation (the "Company"), and Highgate House, LLC, whose address is 8400 Normandale Lake Blvd., Suite 920, Minneapolis, Minnesota 55237 (the "Purchaser").

     On or prior to the date hereof, the Company has assumed the obligations from Hindsight Records, Inc. of certain Convertible Debentures (the "Debentures") issued to the Purchaser on the date hereof that may be converted to common stock of the Company (the "Underlying Shares"), all as more particularly provided therein.

     The Company and the Holder hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition only, the term "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 5:00 p.m. New York Time.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the Company's common stock, par value $.001 per share.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder" or "Holders" means the Purchaser and any other holder or holders, as the case may be, from time to time of Registrable Securities.

     "Indemnified Party" shall have the meaning set forth in Section 5(c) hereof.

     "Indemnifying Party" shall have the meaning set forth in Section 5(c) hereof.

     "Inspectors" shall have the meaning set forth in Section 4(a)(ix) hereof.

     "Losses" shall have the meaning set forth in Section 5(a) hereof.

     "New York Courts" shall have the meaning set forth in Section 9(e) hereof.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means the Underlying Shares and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Underlying Shares, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the seller's rights under this Agreement are not assigned.

     "Registration" shall have the meaning set forth in Section 2(a) hereof.

     "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include selling expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

     "Registration Statement" means each registration statement, contemplated by
Section 2(a) hereof, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

     "Rule 144A" means Rule 144A promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule..

     "Rule 415" shall mean Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Holders" means each Holder any of whose Registrable Securities are being registered pursuant to a Registration Statement.

     "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for sale to the public pursuant to an effective registration statement.

     2. "Piggy-back" Registrations.

     (a) If  the  Company  decides  to  register  any of  its  Common  Stock  or securities convertible into or exchangeable for Common Stock under the Securities Act (a "Registration") on a form that is suitable for an offering of shares of Common Stock by the Company or by third parties and that is not a registration solely to implement an employee benefit plan on Commission Form S-8, a registration statement on Commission Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable (such form, a "Registration Statement"), the Company shall give written notice to the Holders of its intention to effect such a Registration. Subject to Section 2(b) below, the Company shall use all reasonable efforts to effect Registration under the Securities Act of all Registrable Securities that the Holders request be included in such Registration by a written notice delivered to the Company within thirty (30) days after the notice given by the Company. Each of the Holders agrees that any Registrable Securities which such Holder requests to be included in a Registration pursuant to this Section 2 shall be included by the Company on the same form of Registration Statement as selected for the Registration.

     (b) If a Registration involves an Underwritten Offering, the Company shall not be required to register securities in excess of the amount that the principal underwriter reasonably and in good faith recommends in writing for inclusion in such offering (a "Cutback"), a copy of which recommendation, and supporting reasoning, shall be delivered to each Holder. If such a Cutback occurs, the number of shares that are entitled to be included in the Registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to any Person with demand registration rights requiring such registration, and (iii) third, to the Holders and other holders of Company securities with piggy-back registration rights requesting inclusion in the

Registration,  pro rata among the respective holders thereof on the basis of the
number  of  shares  for  which  each  such   requesting   holder  has  requested
registration.

     (c) If the Registration of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(a). In such event, the right of any Holder to have its Registrable Securities included in the Registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and its other security holders with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters or the managing underwriter selected by the Company.

     (d) If the Company elects to terminate any Registration after a Registration Statement for such Registration shall have been filed, the Company will have no obligation to register the Registrable Securities that the Holders sought to have included in such Registration. The Company shall bear all Registration Expenses of the Holders in connection with any Registration.

     3. Representations and Warranties.

          (a) The Company hereby makes the following representations and warranties to the Purchaser:

          (i) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, and to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application;

          (ii) The execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its or any of its subsidiaries's articles of incorporation, resolutions or bylaws or (ii) require the consent of any third party, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or assets of the

Company or any of its Subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company;

          (iii) Neither the Company nor any of its subsidiaries is required to obtain any consent, permit, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement;

          (iv) Neither the Company nor any of its subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a material adverse effect on the Company, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a material adverse effect on the Company, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a material adverse effect on the Company or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement;

          (b) The Purchaser hereby represents and warrants to the Company as follows:

          (i) Such Purchaser has the requisite capacity or, as the case may be, authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement have been duly authorized by all necessary action or corporate action, as the case may be, on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms; except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium laws and remedies or by other equitable principles of general application or similar laws relating to or affecting generally the enforcement of creditors' rights.

          (iii) Purchaser is acquiring the Debentures and Underlying Shares for its own account for investment purposes only and without a view toward the resale or distribution thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures or Underlying Shares in compliance with applicable federal and state securities laws.


     4. Procedures for Registration.

          (a)  Whenever   the  Company  is  required  to  register   Registrable
Securities under this Agreement, it agrees to do the following at its sole cost and expense:

          (i) advise the underwriter(s), if any, and the Selling Holders promptly and, if requested by such Persons, to confirm such advice in writing:
(A) when the Prospectus, or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for qualification, offering or sale in any jurisdiction, or the initiation of any Proceeding for any of the preceding purposes; and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If, at any time, the Commission issues any stop order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority issues an order suspending the qualification or exemption from qualification of any Registrable Securities under state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (ii) if requested by any Selling Holder or the underwriter(s), if any, incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holder and the underwriter(s), if any, may reasonably request to have included therein, with respect to the number of Registrable Securities, if any, being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and the Company shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (iii) furnish to the Selling Holders and each of the underwriter(s), if any, without charge, before filing with the Commission, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including the Prospectus and all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (iv) consult with the Selling Holders and the underwriter(s), if any, prior to the filing of such Registration Statement or Prospectus;

          (v) deliver to each of the Selling Holders and underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request, the Company hereby consenting to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of any Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (vi) use its best efforts, prior to any public offering of Registrable Securities, to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as the Holder or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (vii) cooperate with the Selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities covered by a Registration Statement and not bearing any restrictive legends, except as required by law, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request prior to any sale of Registrable Securities made by the underwriter(s), if any;

          (viii) in connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company shall give Selling Holders, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all Selling Holders the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

          (ix)  make  available  for  inspection  by the  Selling  Holders,  any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

          (x) notify each seller of Registrable Securities covered by a Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes and untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to be an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of any Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (xi) keep such registration effective for a period of one hundred eighty (180) days or until the Selling Holders have completed the distribution described in any Registration Statement relating thereto, whichever first occurs; provided, however, that (A) such 180-day period shall be extended for a period of time equal to the longer of (1) the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company and (2) the period ending on the date on which Rule 144(k) first becomes available for transfers of Registrable Securities and (B) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, however in no event longer than one year from the Effective Date of the Registration Statement and provided that Rule 415 permits an offering on a continuous or delayed basis;

          (xii) cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (xiii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to a Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement;

          (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (xv) at such time as a Registration Statement covering a resale of any Registrable Securities has been declared effective by the Commission, cause its counsel to deliver to the transfer agent for the Common Stock an opinion, subject to the making by Selling Holders of such representations and warranties to Company counsel as it may reasonably require, certifying that such Registrable Securities may be sold by the Selling Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect;

          (b) Each Selling Holder shall, upon receipt of notice from the Company of the occurrence of any event of the kind described in Section 4(a)(x), forthwith discontinue disposition of Registrable Securities following the effective date of a Registration Statement covering Registrable Securities until such Holder's receipt of copies of the Prospectus supplement and/or post-effective amendment or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

          (c) Each Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities being registered pursuant to any Registration Statement until such Holder shall have received copies of the related Prospectus and notice from the Company that such Registration Statement has become effective and (ii) such Holder and its officers, directors and Affiliates, if any, will comply with the Prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to any Registration Statement.

     5. Indemnification.

          (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by the Holders in connection with the offer or sale of Registrable Securities), brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in such Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (I) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Company for use therein or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (b) Indemnification by Holders. In connection with each Registration Statement, each Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in such Registration Statement, such

Prospectus, or any form of Prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading solely to the extent that (I) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus and such information was relied upon by the Company for use in such Registration Statement, such Prospectus or such form of Prospectus, or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus and such information was relied upon by the Company for use in such Registration Statement, such Prospectus or such form of Prospectus; provided, however, that anything contained herein to the contrary notwithstanding, no Holder shall be liable for any claims hereunder in an amount in excess of the net proceeds received by such Holder from the sale of its Registrable Securities pursuant to a Registration Statement. In addition, the foregoing shall not inure to the benefit of any Holder if a copy of such Prospectus (as then amended or supplemented) was furnished by the Company to such Holder and was not sent or given by or on behalf of such Holder to such Holder's purchaser of Registrable Securities if required by law to have been so delivered.

          (c) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (I) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed to assume promptly the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but shall retain the right to control the overall Proceedings out of which the claim arose, and counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days after the Indemnified Party gives written notice thereof to the Indemnifying Party.

          (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) of this Agreement is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above in this paragraph is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c) hereof, any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of its Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e)  The  indemnity  and  contribution  agreements  contained  in this
Section 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Holder or any Person controlling Holder, the Company, its directors or officers or any Person controlling the Company.

          (f) No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

     6. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information for as long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     7. Rule 144A. The Company agrees that, upon the request of a Holder or any prospective purchaser of Registrable Securities designated by a Holder, the Company shall promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following information:

          (a) a brief statement of the nature of the business of the Company and any subsidiaries and the products and services each of them offers;

          (b) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for the two (2) most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and

          (c) such other information about the Company, any subsidiaries, and their business, financial condition and results of operations as such Holder or purchaser of such Registrable Securities shall request in order to comply with

Rule 144A, as amended, and in connection therewith the anti-fraud provisions of the federal and state securities laws.

     The  Company  hereby  represents  and  warrants  to  the  Holders  and  any prospective purchaser of Registrable Securities from a Holder that the information provided by the Company pursuant to this Section 7 will, as of the dates of such information, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     8. Consent to be Bound; Assignability of Registration Rights. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement. Subject to the foregoing sentence, the registration rights set forth in this Agreement are assignable to each assignee of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement.

     9. Miscellaneous.

          (a) No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by the Company and all of the Persons who are then Holders of Registrable Securities;

          (b) The Company and the Holders agree that the rights created by this Agreement are unique, and that the loss of any such right is not susceptible to monetary quantification. Consequently, the parties agree that an action for specific performance (including for temporary and/or permanent injunctive relief) of the obligations created by this Agreement is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages. If the parties hereto are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys' fees, in connection with any such action;

          (c) Except as otherwise specifically provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed duly given to the Person for whom intended (i) upon receipt when personally delivered, (ii) one (1) day after being sent by a nationally recognized overnight courier for next day delivery or telecopy providing confirmation or receipt of delivery, or (iii) three (3) days after being sent by certified or registered mail, postage and certified or registered mail fees prepaid, return receipt requested, if sent to such Person at the address for such Person indicated below or to such other address as may be designated by such Person in writing sent by such Person in the manner required by this Section:


                  If to the Company:        Michelex Corporation
                                            63 Trade Road
                                            Massena, New York 13662

                                            Attn: CEO
                                            Tel:   (315) 769-6616
                                            Fax:  (315) 764-9412


                  If to the Holder:         Highate House, LLC
                                            8400 Normandale Lake Blvd.
                                            Suite 920
                                            Minneapolis, Minnesota 55437

                  With a copy to:   Gottbetter & Partners
                                            488 Madison Avenue
                                            New York, New York 10022
                                            Attn:  Adam S. Gottbetter
                                            Tel:  (212) 400-6900
                                            Fax:  (212) 400-6901

          (d) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof; (e) This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles thereof relating to the conflict of laws. Each of the Company and each Holder hereby irrevocably submits to the jurisdiction of any New York state court or any federal court sitting in the city and county of New York (collectively, the "New York Courts") in respect of any Proceeding arising out of or relating to this Agreement and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the New York Courts. Each of the Company and each Holder irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in any New York Court and any claim that any such Proceeding brought in any New York Court has been brought in an inconvenient forum;

          (f) The remedies provided herein are cumulative and not exclusive of one another or of any remedies provided by law;

          (g) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  COMPANY

                                  MICHELEX CORPORATION


                                  By: _____________________________
                                         Name:  Ginette Gramuglia
                                         Title:    President

                                  Purchaser

                             HIGHGATE HOUSE, LLC

                                  By: HH Advisors, LLC, its managing
                                         member

                                  By: Spencer Investment Group, Inc.,
                                      its managing member


                                  By: __________________________
                                       Name:    Adam S. Gottbetter
                                       Title:    President

                                 EXHIBIT 6.1(k)


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (the "Agreement"), is entered into and made effective as of December 30, 2004, by and between MICHELEX CORPORATION, (the "Company"), and the PURCHASER listed on Schedule I attached to the Convertible Debenture Purchase Agreement dated the date hereof (the "Secured Party").

     WHEREAS, Hindsight Records, Inc., a California corporation ("PRCO") shall issue and sell to the Secured Party, as provided in the Convertible Debenture Purchase Agreement dated the date hereof, and the Secured Party shall purchase One Million Dollars ($1,000,0000) of five percent (5%) secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the PRCO's common stock, par value $100.00, for a total purchase price of One Million Dollars ($1,000,0000).

     WHEREAS, the Company entered into a Merger Agreement with Stradaveri, Inc. and PRCO, in which the Company assumed the obligations of the Convertible Debentures and as a result of the merger, the Convertible Debentures shall be convertible into shares of the Company's common stock, par value $.001 (the "Common Stock") (as converted, the "Conversion Shares").

     WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Convertible Debenture Purchase Agreement, the Convertible Debenture, the Registration Rights Agreement and the Merger Agreement (collectively referred to as the "Transaction Documents"), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit "A" hereto (collectively referred to as the "Pledged Property") until the satisfaction of the Obligations, as defined herein below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATIONS

     Section 1.1. Recitals.

     The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

     Section 1.2. Interpretations.

     Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.


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


     Section 1.3. Obligations Secured.

     The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Convertible Debenture Purchase Agreement and the Convertible Debentures, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the "Obligations").

                                   ARTICLE 2.

                Pledged Collateral, administration of collateral
                      AND TERMINATION OF SECURITY INTEREST

     Section 2.1. Pledged Property.

          (a) Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the property of the Company as set forth in Exhibit "A" attached hereto (collectively, the "Pledged Property"):

     The Pledged Property, as set forth in Exhibit "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "Pledged Collateral."

          (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

     Section 2.2. Rights; Interests; Etc.

          (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

          (i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

          (ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.



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

          (b) Upon the  occurrence  and  during the  continuance  of an Event of
Default:

          (i) All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

          (ii) All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of
Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

          (iii) The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

          (c) Each of the following events shall constitute a default under this Agreement (each an "Event of Default"):

          (i) any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

          (ii) any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

          (iii) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or



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

          (iv) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

                                   ARTICLE 3.

                          attorney-in-fact; performance

     Section 3.1. Secured Party Appointed Attorney-In-Fact.

     Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

     Section 3.2. Secured Party May Perform.

     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

                                   ARTICLE 4.

                         representations and warranties

     Section 4.1. Authorization; Enforceability.

     Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.



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

     Section 4.2. Ownership of Pledged Property.

     The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance, other than as previously disclosed in the Reports and already exists, except for the security interest created by this Agreement.

                                   ARTICLE 5.

                    default; remedies; substitute collateral

         Section 5.1.      Default and Remedies.

          (a) If an Event of Default described in Section 2.2(c)(i) and (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

          (b) Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

     Section 5.2. Method of Realizing Upon the Pledged Property: Other Remedies.

     Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

          (a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days' prior written notice of the time and place or of the time after which a private sale may be made (the "Sale Notice")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.


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

          (b) Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

          (i) to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

          (ii) to the payment of the Obligations then due and unpaid.

          (iii) the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

          (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

          (i) If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

          (ii) The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

     Section 5.3. Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

     Section 5.4. Duties Regarding Pledged Collateral.

     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of

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

the Pledged Property actually in the Secured Party's possession.

                                                    ARTICLE 6.

                                               AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

     Section 6.1. Existence, Properties, Etc.

          (a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company's due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company's corporate power or authority (i) to carry on the Company's business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term "Material Adverse Effect" shall mean any material and adverse affect as determined by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a) the Company's assets, business, operations, properties or condition, financial or otherwise; (b) the Company's to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

     Section 6.2. Financial Statements and Reports.

     The Company shall furnish to the Secured Party such financial data as the Secured Party may reasonably request. Without limiting the foregoing, the Company shall furnish to the Secured Party (or cause to be furnished to the Secured Party) the following:

          (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, the balance sheet of the Company as of the close of such fiscal year, the statement of earnings and retained earnings of the Company as of the close of such fiscal year, and statement of cash flows for the Company for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct and accompanied by a certificate of the chief executive and chief financial officers of the Company,

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

stating that the Company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement during such fiscal year and that no Event of Default hereunder has occurred and is continuing, or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the Company proposes to take in connection therewith;

          (b) within thirty (30) days of the end of each calendar month, a balance sheet of the Company as of the close of such month, and statement of earnings and retained earnings of the Company as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct; and

          (c) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to the Company by independent accountants in connection with each annual examination of the Company.

     Section 6.3. Accounts and Reports.

     The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

          (a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $15,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $15,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof; and

          (b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the


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

Obligations; (iii) any part of the Pledged Collateral; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments.

     Section 6.4. Maintenance of Books and Records; Inspection.

     The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

     Section 6.5. Maintenance and Insurance.

          (a) The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

          (b) The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company's business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

     Section 6.6. Contracts and Other Collateral.

     The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

     Section 6.7. Defense of Collateral, Etc.

     The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property , those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

     Section 6.8. Payment of Debts, Taxes, Etc.

     The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

     Section 6.9. Taxes and Assessments; Tax Indemnity.

     The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

     Section 6.10. Compliance with Law and Other Agreements.

     The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

     Section 6.11. Notice of Default.

     The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

     Section 6.12. Notice of Litigation.

     The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

     The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

     Section 7.1. Indebtedness.

     The Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing, except as already exists.

     Section 7.2. Liens and Encumbrances.

     The Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company's capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or the Company's capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing, except as already exists.

     Section   7.3.    Certificate   of   Incorporation,    By-Laws,    Mergers,
Consolidations, Acquisitions and Sales.

     Without the prior express written consent of the Secured Party, the Company shall not: (a) Amend its Certificate of Incorporation or By-Laws; (b) issue or sell its stock, stock options, bonds, notes or other corporate securities or obligations, except as set forth in the Convertible Debenture Purchase Agreement, (c) be a party to any merger, consolidation or corporate reorganization, (d) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (e) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (f) create any subsidiaries nor convey any of its assets to any subsidiary.

     Section 7.4. Management, Ownership.

     The Company shall not materially change its ownership, executive staff or management without the prior written consent of the Secured Party. The ownership, executive staff and management of the Company are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

     Section 7.5. Dividends, Etc.

     The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

     Section 7.6. Guaranties; Loans.

     The Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Property identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business. The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

     Section 7.7. Debt.

     The Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding any indebtedness of the Company to the Secured Party, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business), except as set forth in the Convertible Debenture Purchase Agreement.

     Section 7.8. Conduct of Business.

     The Company will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

     Section 7.9. Places of Business.

     The location of the Company's chief place of business is Massena, New York. The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

                                   ARTICLE 8.

                                  MISCELLANEOUS

     Section 8.1. Notices.

     All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

       If to the Secured Party:    Highgate House, LLC
                                   8400 Normandale Lake Blvd.
                                   Minneapolis, Minnesota
                                   Telephone:
                                   Facsimile:

       With a copy to:             Gottbetter & Partners, LLP
                                   488 Madison Ave.
                                   New York, New York 10022
                                   Attention:        Adam S. Gottbetter, Esq.
                                   Telephone:        (212) 400-6900
                                   Facsimile:        (212) 400-6901

       And if to the Company:      Hindsight Records, Inc.
                                   63 Trade Road
                                   Massena, NY  13662
                                   Telephone:  (315) 769-6616
                                   Facsimile:   (315) 764-9412

     Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

     Section 8.2. Severability.

     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     Section 8.3. Expenses.

     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

     Section 8.4. Waivers, Amendments, Etc.

     The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

     Section 8.5. Continuing Security Interest.

     This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations or full conversion of the Convertible Debentures; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

     Section 8.6. Independent Representation.

     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

     Section 8.7. Applicable Law: Jurisdiction.

     The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by the Secured Party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

     Section 8.8. Waiver of Jury Trial.

     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

     Section 8.9. Entire Agreement.

     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      COMPANY:
                                      MICHELEX CORPORATION

                                      By:/S/ Ginette Gramuglia
                                      ------------------------
                                      Name: Ginette Gramuglia
                                      Title:President


                                      SECURED PARTY:
                                      HIGHGATE HOUSE, LLC

                                      By: HH Advisors, LLC, its managing
                                          member
                                          By: Spencer Investment Group, Inc.,
                                              its managing member

                                      By:   Adam S. Gottbetter
                                            ------------------
                                      Name: Adam S. Gottbetter
                                      Title: President

                                    EXHIBIT A
                         DEFINITION OF PLEDGED PROPERTY


     For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:


          (a) all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

     (b) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

     (c) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

     (d) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;


     (e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as "Accounts"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;


     (f) to the extent assignable, all of the Company's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;


     (g) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

                                 EXHIBIT 6.1(l)


                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS


December 30, 2004

Colonial Stock Transfer
66 Exchange Place
Salt Lake City, Utah 84111
Attention:  Kathy Carter

         RE:      MICHELEX CORPORATION

Ladies and Gentlemen:

Reference is made to (i) that certain Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated the date hereof, by and between Hindsight Records, Inc. ("PRCO"), a California corporation and a wholly owned subsidiary of Michelex Corporation, a corporation organized under the laws of Utah (the "Company"), and Purchaser set forth on Schedule I attached thereto (the "Purchaser"), pursuant to which PRCO sold to the Purchaser One Million Dollars ($1,000,000) of PRCO's convertible debentures, which are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). The shares of Common Stock to be converted under the Purchase Agreement plus interest which may be converted into Common Stock are referred to herein as the "Conversion Shares." This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Conversion Shares in shares of the Company's Common Stock to the Purchaser from time to time upon surrender to you of a properly completed and duly executed Notice of Conversion, in the form attached hereto as
Exhibit I, delivered on behalf of the Company by Adam S. Gottbetter, Esq.

Specifically, upon receipt by the Company or Adam S. Gottbetter, Esq. of a copy of a Notice of Conversion, Adam S. Gottbetter, Esq., on behalf of the Company, shall as soon as practicable, but in no event later than one (1) Trading Day (as defined below) after receipt of such Notice of Conversion, send, via facsimile, a Notice of Conversion, which shall constitute an irrevocable instruction to you to process such Notice of Conversion, in accordance with the terms of these instructions. Upon your receipt of a copy of the executed Notice of Conversion, you shall use your best efforts to, within three (3) Trading Days following the date of receipt of the Notice of Conversion, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Notice of Conversion, a certificate, registered in the name of the Purchaser or its designee, for the number of shares of Common Stock to which the Purchaser shall be entitled as set forth in the Notice of Conversion or (B) provided you are participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Purchaser, credit such aggregate number of shares of Common Stock to which the Purchaser shall be entitled to the Purchaser's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian ("DWAC") system provided the Purchaser causes its bank or broker to initiate the DWAC transaction. "Trading Day" shall mean any day on which the Nasdaq Market is open for customary trading.

The  Company  hereby  confirms  to  you  and  the  Purchaser  that  certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company. The Company hereby confirms and Colonial Stock Transfer (the "Transfer Agent") has accepted an opinion of Hand & Hand, in the form attached to the Merger Agreement as Exhibit 6.2(c). The Company hereby confirms to you and the Purchaser that no instructions other than as contemplated herein will be given to you by the Company with respect to the Conversion Shares. The Company hereby agrees that it shall not replace the Transfer Agent as the Company's transfer agent without the prior written consent of the Purchaser.

Any attempt by you to resign as transfer agent hereunder shall not be effective until such time as the Company provides to you written notice that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Irrevocable Transfer Agent Instructions does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

The Company and the Transfer Agent acknowledge that the Purchaser is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Purchaser purchasing convertible debentures under the Purchase Agreement. The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Purchaser would not enter into the Purchase Agreement and purchase convertible debentures pursuant thereto.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Purchaser will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Purchaser shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.


                                    * * * * *

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

                                             COMPANY:


                                             MICHELEX CORPORATION

                                             By:    Ginette Gramuglia
                                                    -----------------
                                             Name:  Ginette Gramuglia
                                             Title: President



                                             Adam S. Gottbetter, Esq.



STOCK TRANSFER AGENT:

COLONIAL STOCK TRANSFER

By:___________________
Name:_________________
Title:________________

                                   SCHEDULE I


                              SCHEDULE OF PURCHASER


Name, Address and Facsimile of Purchaser:

Highgate House, LLC
8400 Normandale Lake Blvd.
Suite 920
Minneapolis, Minnesota 55437
Facsimile: (952) 921-2309


Signature of Purchaser:

HIGHGATE HOUSE, LLC,
a Minnesota limited liability company

By: HH Advisors, LLC, its managing member,
a New York limited liability company

By: Spencer Investment Group, Inc., its
       managing member,
       a New York corporation

     By:    Adam S. Gottbetter
            ------------------
     Name:  Adam S. Gottbetter
     Title: President

                                    EXHIBIT I


                   TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS


                            FORM OF CONVERSION NOTICE

Reference is made to the Convertible Debenture Purchase Agreement (the "Convertible Debenture Purchase Agreement") between Hindsight Records, Inc., a wholly owned subsidiary of MicheleX Corporation, (the "Company"), and Highgate House, LLC, dated December 30, 2004. In accordance with and pursuant to the Convertible Debenture Purchase Agreement, the undersigned hereby elects to convert convertible debentures into shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company for the amount indicated below as of the date specified below.

Conversion Date:                                      __________________________

Amount to be converted:                              $__________________________

Conversion Price:                                    $__________________________

Shares of Common Stock Issuable:                      __________________________

Amount of Debenture Unconverted:                     $__________________________

Amount of Interest Converted:                        $__________________________

Conversion Price of Interest:                        $__________________________

Shares of Common Stock Issuable:                      __________________________

Amount of Liquidated Damages:                        $__________________________

Conversion Price of Liquidated Damages:              $__________________________

Shares of Common Stock Issuable:                      __________________________

Total Number of shares of Common Stock to be issued:  __________________________

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:                          _____________________________________________

Authorized Signature:              _____________________________________________

Name:                              _____________________________________________

Title:                             _____________________________________________

Phone #:                           _____________________________________________

Broker DTC Participant Code:       _____________________________________________

Account Number*:                   _____________________________________________



* Note that receiving broker must initiate transaction on DWAC System.

                                 EXHIBIT 6.2(a)

                             Hindsight Records, Inc.


                              OFFICER'S CERTIFICATE


     I, Cynthia Cassell, being the President and Chief Executive Officer of Hindsight Records, Inc., a California corporation (the "Company"), pursuant to
Section 6.2(a) of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 30, 2004, by and between the Company, Stradaveri, Inc. and MicheleX Corporation, do hereby certify on behalf of the Company that attached hereto is a copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Merger Agreement and all exhibits and documents related thereto by the Company and all other necessary or proper corporate action to enable the Company to comply with the terms thereunder.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of December, 2004.


                                          Hindsight Records, Inc.


                                  By: Cynthia Cassell
                                      ---------------
                                      Cynthia Cassell
                                      President and Chief Executive Officer

                                 EXHIBIT 6.2(b)




                                                              December 30, 2004
Michelex Corporation
63 Trade Road
Massena, New York 13662


Gentlemen:

     We have acted as counsel to Hindsight Records, Inc., a California corporation ("PRCO"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of December 30, 2004, by and between PRCO, Michelex Corporation (the "Company") and Stradaveri, Inc., a wholly owned subsidiary of the Company. The Agreement and all other documents, instruments, agreements and certificates to be delivered pursuant thereto are herewith referred to as the "Transaction Documents."

     In connection with this opinion, we have examined the Transaction Documents and such other documents, agreements and records of PRCO as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. We have also assumed, without verification, the due authorization, execution and delivery by each party thereto other than PRCO of each of the Transaction Documents and that such agreements constitute the legal, valid and binding obligations of such parties, and are enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the exercise of judicial discretion in accordance with general principles of equity.

     As to factual matters relevant to our opinion which were not independently established, we have also relied, without independent verification, on the representations and warranties of PRCO contained in the Transaction Documents and in certificates furnished by officers of PRCO in connection with the related transactions, copies of which certificates are attached hereto.

     In instances where we have expressed an opinion "to our knowledge," the term "knowledge" refers to the actual knowledge of the attorneys at our firm who have rendered legal services in connection with the Agreement and related transactions, and we have not undertaken any independent investigation or made inquiries of any outside third parties with respect to such matters.

     Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that:

     (1) PRCO has been duly incorporated and is validly existing and in good standing under the laws of the State of California.

     (2) Based upon representations of PRCO, as of the date hereof and after giving effect to the Closing (as defined in the Agreement), the number of shares of capital stock that PRCO is authorized to issue is 1,000 shares of common stock, par value $100.00 (the "Common Stock") and its issued and outstanding capital stock consists of 40 shares of Common Stock. All such outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding rights, options, warrants or other securities which may be convertible into equity securities of PRCO other than the PRCO Debentures, which PRCO issued to Highgate House, LLC. There are no preemptive or other rights to subscribe for or purchase any Common Stock or other securities of PRCO.

     (3) PRCO has the full legal power and authority to enter into the Agreement. The Agreement, and the completion of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action by PRCO. The Agreement has been duly and validly executed and delivered by and on behalf of PRCO, is a valid and binding Agreement of PRCO and is enforceable against PRCO in accordance with its terms. No approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of the Agreement by PRCO or the completion of the transactions contemplated by the Agreement.

     (4) The execution and performance of the Agreement, and the consummation of the transactions therein contemplated, did not and will not conflict with or violate any law, statute, judgment, decree, order, rule or regulation of any court or governmental body (including the Securities and Exchange Commission) having jurisdiction over PRCO.

     (5) No action, suit, claim, investigation or proceeding is pending or, to our knowledge, threatened against PRCO.

     The opinions expressed herein are subject to the following additional limitations, qualifications and exceptions:

     (a) We disclaim any opinion as to (i) any provisions in any documents which purport to waive any procedural due process rights, and (ii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

     (b) We note that we are members of the bar of the State of California. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of California or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to California law.

     (c) We express no opinion on the validity, binding effect or enforceability under the provisions of the Transaction Documents: (i) which waive any rights afforded to any party thereto under any statute or constitutional provision;
(ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations, in each case where such waivers are against statutes, laws or public policy; (iii) that provide that injunctive relief or specific performance may be available as a remedy for breach of any of the Transaction Documents, or (iv) the breach of which a court of competent jurisdiction concludes is not material or does not adversely affect the non-breaching party.

     (d) Insofar as the indemnity provisions of any of the Transaction Documents may encompass indemnification with respect to violation of law, enforcement thereof may be limited by public policies underlying such laws.

     (e) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or a court of equity.

     (f) We express no opinion on federal patent, copyright or trademark, state trademark or other federal or state intellectual property laws or regulations.

     This opinion is given as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof, and we do not undertake or assume any obligations, to review update or supplement this opinion to reflect any facts, circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

                                     Very truly yours,

                                     Hand & Hand, a professional corporation

                                 EXHIBIT 6.2(c)





                                                              December 30, 2004


Michelex Corporation
63 Trade Road
Massena, New York 13662


Attn:  Thomas Gramuglia, President


         Re: Supporting Legal Opinion for Request to Issue Free Trading Securities Pursuant to Rule 504 for MicheleX Corporation

Dear Sirs:

     The undersigned has been retained as special securities and acquisition counsel to Michelex Corporation, a Utah corporation, ("MLXOV") and Hindsight Records, Inc., a Califronia corporation ("PRCO"). We can advise you that prior to the transactions referred to herein, PRCO was not affiliated with MLXOV.

     The subject of this letter are securities to be issued by PRCO on or about December 30, 2004, pursuant to a Convertible Debenture Purchase Agreement ("Purchase Agreement") dated December 30, 2004 between PRCO and the Investor (as defined below), to wit, the PRCO 5% Secured Convertible Debenture in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures"), together with the underlying shares of the PRCO common stock, par value $100.00 (the "PRCO Common Stock"), into which the PRCO Debentures are convertible, from time to time (the "PRCO Underlying Shares"). The PRCO Debentures, the PRCO Common Stock and the PRCO Underlying Shares may be referred to collectively herein as the "PRCO Securities."

     The PRCO Debentures are to be issued to the accredited investor listed on Exhibit A to this opinion, an accredited Minnesota resident or domiciliary (the "Investor"). Under and pursuant to the terms of the PRCO Debentures and the Purchase Agreement, the Investor may elect to convert all or some of the PRCO Debentures into the PRCO Common Stock.

     Following the issuance of the PRCO Debentures on or about December 30, 2004, Stradaveri, Inc., a California corporation ("Acquisition"), a wholly owned subsidiary of MLXOV, will be merged with and into PRCO (the "Merger") pursuant to the Agreement and Plan of Merger dated as of December 30, 2004 by and among

MLXOV, Acquisition and PRCO (the "Merger Agreement"). Pursuant to the Merger, the PRCO Debentures shall be convertible into shares of MLXOV's common stock (the "MLXOV Common Stock"), par value $.001 per share (the "MLXOV Underlying Shares"). The MLXOV Underlying Shares will be issued by MLXOV to the Investor or its assigns to satisfy MLXOV's obligations upon conversion of the Debentures by the Investor or its assigns in accordance with the terms of the Purchase Agreement and the Debentures. This opinion addresses the validity of the issuance of the MLXOV Underlying Shares and the delivery of the MLXOV Underlying Shares to the Investor or its assigns from time-to-time in accordance with the Merger Agreement, Purchase Agreement and PRCO Debentures. The PRCO Debentures and the MLXOV Underlying Shares, are referred to collectively herein as the "MLXOV Securities."

     You have requested that we provide you with separate legal opinions (i) covering the issuance of the MLXOV Underlying Shares to the effect that the PRCO Debentures and the PRCO Common Stock, and the MLXOV Securities, as the case may be, may be issued without a restrictive legend and may be freely traded; and
(ii) covering the issuance of MLXOV Common Stock as MLXOV Underlying Shares pursuant to the terms of the Merger Agreement, Purchase Agreement and the PRCO Debentures to the effect that such shares (or any part thereof) may be issued and subsequently delivered to the Investor or its assigns upon the receipt by MLXOV of any notices of conversion issued by the Investor or its assigns pursuant to the terms of the Purchase Agreement and the PRCO Debentures without a restrictive legend and may be freely traded. This opinion covers any issuance of MLXOV Securities and the delivery of the same to the Investor or its assigns in accordance with the terms of the Purchase Agreement, the Merger Agreement and the PRCO Debentures.

     A. Basis for Supporting Legal Opinion. The following is the basis for our supporting legal opinion for the requested issuance and delivery of the PRCO Securities and the MLXOV Securities free of any restrictive legend.

          1. Our review and analysis of Rule 504 of Regulation D of the Securities Act of 1933 (the "Securities Act"), as revised; Chapter 80A of the Minnesota Statutes, 1986 (the "Minnesota Act"); and the Regulations contained therein (the "Minnesota Regulations") which are collectively referred to herein as the "Minnesota Statutes", as they apply to the proposed issuance of the PRCO Securities and the MLXOV Securities.

          2. Our review and analysis of a resolution of the Board of Directors of PRCO dated December 30, 2004.

          3. Our review and analysis of a resolution of the Board of Directors of MLXOV dated December 30, 2004.

          4. Our review of the Merger Agreement and the Certificate of Merger to be filed pursuant to the Merger Agreement pursuant to which Acquisition is to be merged with and into PRCO, pursuant to which PRCO will survive as a wholly-owned subsidiary of MLXOV , which review was taken in connection with our analysis of
Section 3(a)(9) of the Securities Act.

          5. Our review and analysis of the Purchase Agreement and the Merger and discussions with representatives of PRCO and the Investor that:

          (a) the PRCO Securities are to be purchased by the Investor from PRCO on or about December 30, 2004;

          (b) at the time the PRCO Securities were purchased, and within the contemplation of Regulation D of the Securities Act,

               (i) PRCO was not a "reporting company";

               (ii) PRCO was not an "investment company";

               (iii) PRCO was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or entity;

               (iv) PRCO had not utilized Rule 504 within the last twelve calendar months;

               (v) the dollar amount of the offering of the PRCO Securities (including the PRCO Securities) would not exceed $1,000,000.00; and

               (vi) the Investor of the PRCO Securities qualifies as an "accredited investor", the Investor was a bona fide residents of the State of Minnesota, and was not, prior to, nor would be subsequent to, the Merger, an "affiliate" of PRCO, Acquisition or MLXOV.

     B. New Rule 504. On April 7, 1999, revisions to Rule 504 went into effect which prohibit general solicitation and general advertising of the offering by the issuer and which provide that securities issued under the Rule will be restricted, unless certain specified conditions are met. These conditions are:

          1. The transaction is registered under a state law requiring public filing and delivery of a disclosure document prior to sale;3 or

______________
3 For sales to occur in a state without such a state law, the transactions must be registered in a state with such a law and the disclosure document filed in that state must be delivered to all purchasers before sale in both states.

          2. The securities are issued under a state law exemption that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as the term is defined in Regulation D.

          Thus, if the securities are issued under a state law exemption that permits general solicitation and general advertising (so long as sales are made only to accredited investors), the securities are not restricted under Rule 504.

     C. Application of Minnesota Statutes. The PRCO Securities are to be purchased by a resident of Minnesota (i.e., the Investor), who is an accredited investor. Section 80A.15.2(g) of the Minnesota Act and Administrative Rule 2875.0170 specifically exempts from the securities registration requirements of
Section 80A.08 of the Minnesota Act, offers and sales made to not more than 10 persons in Minnesota in any twelve month period by the same issuer, under any exception under Section 3(b) of the Securities Act. Rule 504 of Regulation D is promulgated under Section 3(b) of the Securities Act. Still further, Section
80A.15.2(g) and Administrative Rule 2875.0170 specifically permits general solicitation and advertising if the securities are sold under an exemption under
Section 3(b) of the Securities Act.

     Since the PRCO Debentures and the Common Stock issuable upon conversion thereof under the exemption provided by Section 3(a)(9) of the Securities Act will be sold to an accredited investor pursuant to Rule 504, the PRCO Common Stock may be freely traded if it is issued "[e]xclusively according to [a] state law exemption[] from registration [i.e., the Minnesota Statutes consisting of
Section 80A.15.2(g) and Administrative Rule 2875.0170 that permit[s] general solicitation and general advertising so long as sales are made only to `accredited investors'". Therefore, the PRCO Common Stock may be issued without a restriction and may be freely traded pursuant to Rule 504. This includes the issuance of the PRCO Underlying Shares under the Purchase Agreement and the MLXOV Underlying Shares under the Merger Agreement and the Purchase Agreement.

     D. The Merger and Section 3(a) of the Securities Act. Prior to the Merger of Acquisition into PRCO, the PRCO Securities were issued by PRCO to the Investor. Pursuant to the Merger, MLXOV will issue MLXOV Underlying Shares to replace the PRCO Underlying Shares into which the PRCO Debentures may be converted and delivered to the Investor or its assigns pursuant to the terms of the Purchase Agreement and PRCO Debentures. By virtue of operation of law and the Merger Agreement, MLXOV will assume and be responsible for all PRCO obligations, including those of PRCO under and with respect to the PRCO Securities.

     Section 3(a)(9) exempts any security exchanged by the issuer with "its" security holders. The Commission has interpreted this language as requiring that both the security issued and the security surrendered in the exchange be those of the same issuer. According to Professor Hicks,4 Section 3(a)(9) is available for certain intracorporate reorganizations where the exchange of securities is NOT made by the ORIGINAL issuer, where the security issued is that of issuer B but the security surrendered is that of what was issuer A.

_____________
4 Hicks, Exempted Transactions Under the Securities Act of 1933, West Group, 1999, Volume 7. See generally, Section 2.04[1], beginning at page 2-35.

     There are two related No-Action Letters which are virtually perfectly on point. Pacwest Bancorp, SEC No-Action Letter. 1979 WL 14720 [1979-1980 Transfer Binder] Fed. Sec. L. Rep. (CCH) Paragraph 82, 376 (October 24, 1979), and Pacwest Bancorp, SEC No-Action Letter 1979 WL 13112 (October 12, 1979).

     At the time of the proposed merger into a wholly-owned subsidiary of Pacwest Bancorp ("Pacwest"), First State Bank ("First State") had issued and outstanding, debentures that were convertible into its common stock. First State was to be the surviving company. Under the merger agreement, Pacwest, a multibank holding company, and First State were to enter into a supplemental indenture with the trustees providing for the substitution of Pacwest common stock for First State common stock as the underlying security into which the debentures were convertible. Pacwest was to assume the obligation to issue its common stock upon conversion of the debentures, but was not to assume the obligations of First State to pay the debentures in accordance with their terms. In relying on Section 3(a)(9) to exempt the issuance of Pacwest common upon conversion of the debentures, counsel to Pacwest presented two reasons why its client should be deemed the same issuer:

          1. Pacwest should be deemed the issuer of the conversion privilege that the debenture holders of First State possessed by reason of the supplemental indenture; and

          2. Pacwest should be considered as the issuer of the debentures by assuming the obligations of First State with respect to conversion.

     The  SEC  staff   rejected  both   arguments  and  found  Section   3(a)(9)
inapplicable. However, in a supplementary request to the staff, Pacwest announced its intention to assume First State's obligation to pay principal, interest, and premium, if any, on the debentures. On these new facts, which the SEC staff noted were absent from the original no-action request, the staff stated that Section 3(a)(9) applied.

     According to Professor Hicks, the SEC staff continues to follow the Pacwest position and allows a person who seeks Section 3(a)(9) issuer status for obligations it did not originate but subsequently assumes primary liability. The original issuer might be affiliated or nonaffiliated with the new issuer. Under either circumstance, the issuance of the parent's stock upon conversion of the subsidiary's debt securities will constitute an exempted exchange.

     Since MLXOV will by operation of law and the Merger Agreement, assume and be responsible for the payment of principal and interest on the PRCO Debentures, the issuance of the MLXOV Common Stock upon conversion of the PRCO Debentures will constitute an exempt exchange.

     Therefore, the subject transaction would be exempt from registration, and the MLXOV Securities, including the issuance of the MLXOV Underlying Shares and the delivery of such shares to the Investor or its assigns upon conversion of the PRCO Debentures in accordance with the terms thereof, the Merger Agreement and the Purchase Agreement will remain freely tradable.

     E. Supporting Legal Opinion. Accordingly, based upon the above we are of the opinion as follows with respect to the issuance of the PRCO Securities and the MLXOV Securities, including the MLXOV Underlying Shares:

          1. Assuming that the sale of the PRCO Securities (and the MLXOV Securities) does not exceed the aggregate amount of $1,000,000 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the facts given to us by management of both companies are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D and the applicable Minnesota Statutes. Consequently, when issued, the MLXOV Securities may be issued without a restrictive legend, may be delivered to the Investor or its assigns in accordance with the Purchase Agreement and the PRCO Debentures, and may be freely traded except by affiliates of either company.

          2. Assuming that the sale of the PRCO Securities (and the MLXOV Securities) does not exceed the aggregate amount of $1,000,000.00 (which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), that the representations in the Purchase Agreement given to us are true and correct, and that the other conditions of Rule 504 and the applicable Minnesota Statutes (as they relate to the facts given to us) are met(which to our knowledge is correct based solely on our review of the Merger Agreement, the Purchase Agreement and the PRCO Debentures), the issuance of the PRCO Securities will be exempt from registration pursuant to Rule 504 of Regulation D, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act. Consequently, when issued, the MLXOV Securities may be issued without a restrictive legend and may be freely traded except by affiliates of either company. This would also include the issuance of the MLXOV Underlying Shares pursuant to the Merger Agreement and of the Purchase Agreement and the delivery of any such shares to the Investor or its assigns pursuant to the Purchase Agreement and the PRCO Debentures.

          3. Accordingly, pursuant to Rule 504, the applicable Minnesota Statutes, and Section 3(a)(9) of the Securities Act, you may issue the PRCO Securities and, subsequently, the MLXOV Securities, without a restrictive legend, and the PRCO Securities and the MLXOV Securities are, and will be, available for immediate resale by non-affiliates of PRCO and MLXOV.

          4. Finally, that PRCO and MLXOV, through their respective Board of Directors, have taken all necessary and required corporate action to cause the issuance and delivery of the MLXOV Underlying Shares in accordance with the Merger Agreement. Further, that the MLXOV Underlying Shares when issued in accordance with the Merger Agreement, the Purchase Agreement and this opinion, will be duly authorized, validly issued and non-assessable.

     Our above opinions are subject to the following qualifications:

     1. Members of our firm are qualified to practice law in the State of California and we express no opinion as to the laws of any jurisdictions except for those of California, the securities laws of Minnesota referred to herein and the United States of America referred to herein. For the purposes of rendering this opinion, we have assumed that if a court applies the laws of a jurisdiction (other than the Minnesota securities laws referred to herein) other than the laws of California, the laws of such other jurisdiction are identical in all material respects to the comparable laws of the State of California.

     2. The opinions set forth herein are expressed as of the date hereof and remain valid so long as the documents, instruments, records and certificates we have examined and relied upon as noted above, are unchanged and the assumptions we have made, as noted above, are valid.`

     This opinion is furnished by us as special securities and acquisition counsel to PRCO and may only be relied upon by you and Acquisition and in connection with the issue of MLXOV Underlying Shares, by your transfer agent in connection with any instruction letters from you to your transfer agent regarding their authorization to issue MLXOV Underlying Shares without restrictive legends. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

     Please have all stock certificates issued in the name of the Investor shown on Exhibit A delivered to the office of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, NY 10022, Attention: Adam Gottbetter, Esq., as that firm is acting on behalf of the issuer as closing escrow agent with respect to the transaction referred to herein.

Very truly yours,

Hand & Hand
a professional corporation

                                    EXHIBIT A


Name of Investor               Purchase Price       PRCO Convertible Debentures

Highgate House, LLC              $1,000,000                 $1,000,000

                                 EXHIBIT 6.2(e)

                             Hindsight Records, Inc.

                              OFFICER'S CERTIFICATE


     I, Cynthia Cassell, being the President and Chief Executive Officer of Hindsight Records, Inc., a California corporation (the "Company"), pursuant to
Section 6.2(e) of that certain Agreement and Plan of Merger, dated as of December 30, 2004, by and between the Company, Stradaveri, Inc. and Michelex Corporation ("MLXOV") (the "Merger Agreement"), do hereby certify on behalf of the Company as follows:

     1. The  representations  and warranties of the Company contained in Section
4.2 of the Merger Agreement, as supplemented by the Schedules attached thereto, were true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and are true, correct and complete in all material respects as at the date hereof (except for representations and warranties that speak of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date).

     2. The Company has satisfied in all material respects, all covenants and agreements required to be satisfied by it under the Merger Agreement on or prior to the date hereof except such as may have become waived by MLXOV in accordance with this Agreement.


     IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this __ day of December, 2004.


                                Hindsight Records, Inc.


                                By:  Cynthia Cassell
                                     --------------
                                     Cynthia Cassell
                                     President and Chief Financial
                                     Officer